EXHIBIT 10.04
SILICON IMAGE, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated on December 13, 2006
     1. Establishment of Plan. Silicon Image, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section (“Section 423”)), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 shall have the same definition herein. A total of 500,000 shares of the Company’s Common Stock is initially reserved for issuance under this Plan (after giving effect to the 2:1 stock split of August 18, 2000). In addition, on each January 1, the aggregate number of shares of the Company’s Common Stock reserved for issuance under the Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Company Common Stock on the immediately preceding December 31; provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan shall not exceed 8,000,000 shares (after giving effect to the 2:1 stock split of August 18, 2000). Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.
     2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.
     3. Administration. This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
     4. Eligibility. Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:
          (a) employees who are not employed by the Company or a Participating Subsidiary (10) days before the beginning of such Offering Period;
          (b) employees who are customarily employed for twenty (20) hours or less per week;
          (c) employees who are customarily employed for five (5) months or less in a calendar year;
          (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

Silicon Image, Inc.
1999 Employee Stock Purchase Plan
          (e) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
     5. Offering Dates. The offering periods of this Plan (each, an “Offering Period”) shall be of approximately six (6) months duration. The first such Offering Period shall commence on February 1, 2007, and end on the last business day to occur on or before July 31, 2007, and subsequent Offering Periods shall commence on each August 1 and February 1 thereafter. Each Offering Period that commences on, or after, February 1, 2007, shall consist of a single purchase period (a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Offering Period is referred to as the “Purchase Date” (with January 31, 2007 to be the final Purchase Date for all Offering Periods then in effect) and is the end of the Purchase Period. The Committee shall have the power to change the duration of Offering Periods with respect to offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
     6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company not later than five (5) days before such Offering Date. Notwithstanding the foregoing, the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Company by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company not later than five (5) days preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period and is not required to file another subscription agreement to continue participation in this Plan other than following a withdrawal from participation as set forth in Section 11 below.
     7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.
     8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
          (a) The fair market value on the Offering Date; or
          (b) The fair market value on the Purchase Date.
          For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities

Silicon Image, Inc.
1999 Employee Stock Purchase Plan
exchange on which the Common Stock is listed or admitted to trading as reported by The Wall Street Journal or other source designated by the Board or Committee;

(b)	if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or other source designated by the Board or Committee; or

(c)	if none of the foregoing is applicable, by the Board or Committee in good faith.
     9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.
          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.
          (b) A participant may prospectively increase or decrease the rate of payroll deductions for any upcoming Offering Period by filing with the Company a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.
          (c) A participant may decrease, but not increase, his or her payroll deduction percentage (including to zero) during a Purchase Period by filing with the Company a new authorization regarding upcoming payroll deductions. Such decrease shall be effective beginning with the next payroll period commencing more than fifteen (15) days after the Company’s receipt of the request. Only one such change may be made effective during any Purchase Period.
          (d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          (e) On each Purchase Date, so long as this Plan remains in effect, and provided that the participant has not timely submitted a signed and completed withdrawal form before that date as provided in Section 11 below, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.
          (f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.
          (g) A participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

Silicon Image, Inc.
1999 Employee Stock Purchase Plan
     10. Limitations on Shares to be Purchased.
          (a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
          (b) No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.
          (c) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.
          (d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.
          (e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest.
     11. Withdrawal.
          (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.
          (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.
     12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such

Silicon Image, Inc.
1999 Employee Stock Purchase Plan
leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
     13. Return of Payroll Deductions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.
     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination or return each participant’s funds on deposit without interest. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall terminate as of a date fixed by the Committee and the date of such termination shall be the final Purchase Date for all Offering Periods then in effect.
     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.
     15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
     16. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

Silicon Image, Inc.
1999 Employee Stock Purchase Plan
     17. Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.
     19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.
     20. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Term; Stockholder Approval. This Plan was first adopted by the Board on July 20, 1999 and was last amended by the Board as of the date shown above. When required by applicable law or Section 423, this Plan shall be submitted for approval by the stockholders of the Company, in any manner required, or permitted, by applicable law. No purchase of shares that are subject to such approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-seven (27) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of shares and participants in such Offering Period shall be refunded their contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.
     22. Designation of Beneficiary.
          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.
          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated

Silicon Image, Inc.
1999 Employee Stock Purchase Plan
thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.
     25. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:
          (a) increase the number of shares that may be issued under this Plan; or
          (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.
          Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan was adopted by the Board.

THE SILICON IMAGE, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN
SUB-PLAN FOR UK EMPLOYEES
1.	The purpose of this Sub-Plan is to provide incentive for present and future employees in the United Kingdom of Silicon Image’s Subsidiaries through the grant of options over Common Stock.

2.	This Sub-Plan is governed by the Silicon Image, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) and all its provisions shall be identical to those of the Plan SAVE THAT Section 4 shall be as stated in this Sub-Plan in order to accommodate the specific requirements of UK law.
Section 4 for purposes of this Sub-Plan reads:
     4. Eligibility. Any employee of the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:
          (a) employees who are not employed by the Company or a Participating Subsidiary (10) days before the beginning of such Offering Period;
          (b) employees who are customarily employed for five (5) months or less in a calendar year;
          (c) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and
          (d) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

SILICON IMAGE, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
ENROLLMENT FORM

Check One:	Complete:

☐ New Enrollment or Re-enrollment	Social Security No.

☐ Change	Employee No.
☐ Change in How Shares Are to Be Held in Account
☐ Increase in Payroll Deduction Level ☐next Offering Period
☐ Decrease in Payroll Deduction Level ☐this Purchase Period ☐next Offering Period
☐ Suspension of Payroll Deductions for Open Offering Period (Attach Completed Suspension Form)
☐ Withdrawal (Attach Completed Withdrawal Form)
☐ Beneficiary Change

1.	Name of Participant

2.	Shares purchased under the Plan should be held in account with the Plan Broker in my name or in my name together with the name(s) indicated below:

Name	Social Security No.

Name	Social Security No.

There may be tax consequences for naming individuals other than your spouse on the account in which Shares purchased under the Plan are held. If spouse (circle one): Joint Tenants/Community Property.
Please notify the Plan Broker directly to transfer or sell your stock.
3.	Payroll Deduction Level (from 1% to 15% in whole percentages):___
(the percentage deduction will be made from your W-2 compensation including base salary, commissions, overtime, shift premiums, bonuses and draws against commissions)

4.	I confirm my spouse’s interest (if married) in the community property herein (if in a community property state), and I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or stock attributable to my interest under the Plan:

*To be divided
NAME			as follows:	ADDRESS

Last	First	M.I.		Number	Street

Social Security No.		Relationship		City	State	Zip

Last	First	M.I.		Number	Street

Social Security No.		Relationship		City	State	Zip

*	If more than one beneficiary: (1) insert “in equal shares”, or (2) insert percentage to be paid to each beneficiary.

5.	The information provided on this Enrollment Form will remain in effect unless and until I complete and submit to Silicon Image, Inc. a new enrollment form.

SILICON IMAGE, INC. OFFICE USE:

Signature:	Date received by the :

Name:	Date entered into system:

Date:	Please return this completed form to Silicon Image, Inc.

SILICON IMAGE, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
1.	I elect to participate in the Silicon Image, Inc. (the “Company”) 1999 Employee Stock Purchase Plan (the “Plan”) and to subscribe to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Subscription Agreement and the Plan.

2.	I authorize payroll deductions from each of my paychecks in that percentage of my base salary, commissions, overtime, shift premiums, bonuses and draws against commissions as shown on my Enrollment Form, in accordance with the Plan.

3.	I understand that such payroll deductions shall be accumulated for the purchase of Shares under the Plan at the applicable purchase price determined in accordance with the Plan. I further understand that except as otherwise set forth in the Plan, Shares will be purchased for me automatically at the end of each Purchase Period unless I withdraw from the Plan or otherwise become ineligible to participate in the Plan.

4.	I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Plan or I become ineligible to participate in the Plan.

5.	I acknowledge that I have a copy of and am familiar with the Company’s most recent Prospectus which describes the Plan. A copy of the complete Plan and the Prospectus is on file with the Company.

6.	I understand that Shares purchased for me under the Plan will be held in a personal account with the Plan Broker unless I request otherwise and that I am obligated to notify the Company of any disqualifying disposition.

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.	I have read and understood this Subscription Agreement.

Signature:

Name:

Date:

Please return this completed form to the Company.

SILICON IMAGE, INC.
UK SUB-PLAN OF THE 1999
EMPLOYEE STOCK PURCHASE PLAN
ENROLLMENT FORM

Tick One:	Complete:

☐ New Enrollment or Re-enrollment	National Insurance No.

☐ Change	Employee No.
☐ Increase in Payroll Deduction Level ☐next Offering Period
☐ Decrease in Payroll Deduction Level ☐this Purchase Period ☐next Offering Period
☐ Suspension of Payroll Deductions for Open Offering Period (Attach Completed Suspension Form)
☐ Withdrawal (Attach Completed Withdrawal Form)
☐ Beneficiary Change
1.	Name of Participant

2.	Shares purchased under the Sub-Plan will be held in the account with the Plan Broker in your name.

Please notify the Plan Broker directly if you wish to transfer the shares to an account other than your individual account. NOTE that there may be tax consequences for naming individuals other than your spouse on the account in which Shares purchased under the Sub-Plan are held. You should consult your tax advisor regarding this issue.

Please notify the Plan Broker directly to transfer or sell your stock.

3.	Payroll Deduction Level (from 1% to 15% in whole percentages):___
(the percentage deduction will be made from your post-tax remuneration including base salary, commissions, overtime, shift premiums, bonuses and draws against commissions)

4.	I confirm my spouse’s interest (if married) in the property herein, and I hereby designate the following person(s) as my beneficiary(ies) to receive all payments and/or stock attributable to my interest under the Sub-Plan:

*To be divided
NAME			as follows:	ADDRESS

Last	First	M.I.		Number	Street

Social Security No.		Relationship		City	State	Zip

Last	First	M.I.		Number	Street

Social Security No.		Relationship		City	State	Zip

*	If more than one beneficiary: (1) insert “in equal shares”, or (2) insert percentage to be paid to each beneficiary.

5.	The information provided on this Enrollment Form will remain in effect unless and until I complete and submit to Silicon Image, Inc. a new enrollment form.

SILICON IMAGE, INC. OFFICE USE:

Signature:	Date received

Name:	Date entered into system

Date:

Please return this completed form to Silicon Image, Inc. Human Resources — Fax (408) 830-9531.

SILICON IMAGE, INC.
UK SUB-PLAN OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
1.	I elect to participate in the UK Sub-Plan of the Silicon Image, Inc. (the “Company”) 1999 Employee Stock Purchase Plan (the “Sub-Plan”) and to subscribe to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Subscription Agreement and the Sub-Plan.
2.	I authorize payroll deductions from each of my post-tax remuneration in that percentage of my base salary, commissions, overtime, shift premiums, bonuses and draws against commissions as shown on my Enrollment Form, in accordance with the Sub-Plan.
3.	I understand that such payroll deductions shall be accumulated for the purchase of Shares under the Sub-Plan at the applicable purchase price determined in accordance with the Sub-Plan. I further understand that except as otherwise set forth in the Sub-Plan, Shares will be purchased for me automatically at the end of each Purchase Period unless I withdraw from the Sub-Plan or otherwise become ineligible to participate in the Sub-Plan.
4.	I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Plan or I become ineligible to participate in the Sub-Plan.
5.	I acknowledge that I have a copy of and am familiar with the Company’s most recent Prospectus which describes the Sub-Plan. A copy of the complete Sub-Plan and the Prospectus is on file with the Company. (In the case of the initial Plan Purchase Period, the Prospectus will be on file on the first day of the Offering Period.)
6. Taxation Indemnity.
(a)	I agree to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any related corporation, in respect of any liability or obligation of the Company and/or any related corporation to account for income tax (under PAYE) or any other taxation provisions and primary class 1 National Insurance Contributions (“NICs”) in the United Kingdom to the extent arising from the grant, exercise, assignment, release, cancellation or any other disposal of my option or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to the Subscription Agreement.

(b)	The Company shall not be obliged to allot and issue any Shares or any interest in Shares to me unless and until I have paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has to account to the Inland Revenue for any amount of, or representing, income tax and/or primary NICs (the “Tax Liability”), or I have made such other arrangement as in the opinion of the Company will ensure that the full amount of any Tax Liability will be recovered from me within such period as the Company may then determine.

(c)	In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which I would be otherwise entitled upon the exercise of my option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for me (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy my liability under such indemnity.
7.	Employer’s NICs. As a consideration of the opportunity to participate in the Sub-Plan I agree to join with the Company or, if and to the extent that there is a change in the law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of this option (the “Secondary Contributor”) in making an election (in such terms and such form as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992) which has been approved by the Inland Revenue (the “Joint Election”), for the transfer of the whole or any liability of the Secondary Contributor to Employer’s Class 1 NICs to me. I realize and agree that if the Company does not have an effective Joint Election on file for me by the deadline for withdrawal from the Sub-Plan for a given Purchase Date, then the absence of such Joint Election shall be treated as an election by me to withdraw from the Sub-Plan and on such Purchase Date no purchase shall be made for me and any deductions/contributions shall be refunded to me.
8.	I understand that Shares purchased for me under the Sub-Plan will be held in a personal account with the Plan Broker unless I request otherwise.
9. Data Protection.
(a)	In order to facilitate the administration of the Sub-Plan, it will be necessary for Silicon Image UK Limited (or its payroll administrators) to collect, hold and process certain personal information about me and to transfer this data to the Company and to the Plan Brokers. I consent to Silicon Image UK Limited collecting, holding and processing its personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Sub-Plan.

(b)	I understand that I may, at any time, view my personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Human Resources Department of the Company (but acknowledge that without the use of such data it may not be practicable for Silicon Image UK Limited and the Company to administer my involvement in the Sub-Plan in a timely fashion or at all and this may be detrimental to me.
10.	I hereby agree to be bound by the terms of the Sub-Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Sub-Plan.
11. I have read and understood this Subscription Agreement.

Signature:

Name:

Date:

Please return this completed form to Silicon Image, Inc., Human Resources
Fax (408) 830-9531.

SILICON IMAGE, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF SUSPENSION
I, ___, the undersigned participant in the Offering Period of the Silicon Image, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) which began on ___, hereby notify Silicon Image, Inc. (the “Company”) that I wish to suspend my payroll deductions to the Plan for the remainder of the Offering Period. I understand and agree that my request will be effective beginning with the next payroll period commencing more than 15 days after the Company receives this Notice of Suspension. I understand and agree that payroll deductions credited to my account prior to the date this Notice of Suspension is effective will be used to purchase shares on the next Purchase Date. I further understand that no additional payroll deductions will be made for the purchase of shares in the current Offering Period, and I will be eligible to participate in succeeding Offering Periods only by timely delivering to the Company a new Subscription Agreement and Enrollment Form.
Name and address of Participant (please print):

Name:

Street Address or P.O. Box:

City, State ZIP:

Signature	Date
Please return this form to Human Resources.

SILICON IMAGE, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
I, ___, the undersigned participant in the Offering Period of the Silicon Image, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) which began on ___, hereby notify Silicon Image, Inc. (the “Company”) that I wish to withdraw from the Offering Period. I direct the Company to pay to me as promptly as practicable all payroll deductions credited to my account with respect to such Offering Period. I understand and agree that my participation in the Plan will terminate and no shares will be purchased for me at the end of the Purchase Period so long as I submit this Notice of Withdrawal to the Company at least 15 days prior to the end of the Purchase Period. I understand and agree that if I submit this Notice of Withdrawal to the Company less than 15 days prior to the end of the Purchase Period, shares will be purchased for me at the end of the Purchase Period, and my participation in the Plan will end at the beginning of the next Purchase Period or Offering Period, as the case may be. I further understand that no additional payroll deductions will be made for the purchase of shares in the current Offering Period, and I shall be eligible to participate in succeeding Offering Periods only by timely delivering to the Company a new Subscription Agreement and Enrollment Form.
Name and address of Participant (please print):

Name:

Street Address or P.O. Box:

City, State ZIP:

Signature	Date
Please return this form to Human Resources.

Dated:	(insert date)
SILICON IMAGE, INC.
- and -
SILICON IMAGE UK LIMITED
- and -
PARTICIPANT

JOINT ELECTION

TAYLOR WESSING
Carmelite
50 Victoria Embankment
Blackfriars
London EC4Y 0DX
Tel: +44 (0)20 7300 7000
Fax: +44 (0)20 7300 7100
DX 41 London
FINAL
13/03/2006
Ref: DNK/FXB/SIL–63–10

JOINT ELECTION
BETWEEN
(1)	SILICON IMAGE, INC. whose registered office is at 1060 East Arques Avenue, Sunnyvale CA 94085, USA (the “Company”); and

(2)	SILICON IMAGE UK LIMITED (company registration no. 05293397) whose registered office is at Carmelite, 50 Victoria Embankment, London EC4Y 0DX (the “Employer”); and

(3)	«Name» of «Address» (the “Participant” which shall include his executors or administrators in the case of his death).
INTRODUCTION
(A)	The Participant may be granted, from time to time, options (each one an “Option”) to acquire shares of common stock in the Company (the “Shares”) on terms to be set out in stock purchase agreements to be issued to the UK Sub-Plan of the Silicon Image, Inc. 1999 Employee Stock Purchase Plan (the “Plan”).

(B)	This joint election (the “Joint Election”) is in an approved format. The exercise, cancellation, release, assignment or other disposal of an Option is subject to the Participant entering into this Joint Election.

(C)	The Participant is currently an employee of the Employer.

(D)	The exercise, release, cancellation, assignment or other disposal of an Option (a “Trigger Event”) (whether in whole or in part), may result in the Employer or, if and to the extent that there is a change in law, any other company or person who becomes the secondary contributor for National Insurance contributions (“NIC”) purposes at the time of such Trigger Event having a liability to pay employer’s (secondary) Class I NICs (or any tax or social security premiums which may be introduced in substitution or in addition thereto) in respect of such Trigger Event.

(E)	Where the context so admits, any reference in this Joint Election:
(i)	to the singular number shall be construed as if it referred also to the plural number and vice versa;

(ii)	to the masculine gender shall be construed as though it referred also to the feminine gender;

(iii)	to a statute or statutory provision shall be construed as if it referred also to that statute or provision as for the time being amended or re-enacted;

(iv)	Shares means shares of common stock of the Company.

AGREED TERMS
1.	Joint Election
1.1	It is a condition of the exercise, cancellation, release, assignment or other disposal of an Option that the Participant has entered into this Joint Election with the Employer.
1.2	The Participant, the Company and the Employer elect to transfer the liability (the “Liability”) for all of the employer’s (Secondary) Class I NICs, referred to in (D) above and charged on payments or other benefits arising on a Trigger Event and treated as remuneration and earnings pursuant to section 4(4)(a) of the Social Security Contributions and Benefit Act 1992 (“SSCBA”) to the Participant. This Joint Election is made pursuant to an arrangement authorised by paragraph 3B, Schedule 1 of the SSCBA.
2. RESTRICTION ON REGISTRATION UNTIL LIABILITY PAID BY PARTICIPANT
     The Participant hereby agrees that no Shares shall be registered in his name until he has met the Liability as a result of a Trigger Event in accordance with this Joint Election.
3. PAYMENT
3.1	Where, in relation to an Option, the Participant is liable, or is in accordance with current practice at the date of the Trigger Event believed by the Employer to be liable (where it is believed that the shares under option are readily convertible assets), to account to the Inland Revenue for the Liability, the Participant and the Employer agree that, upon receipt of the funds to meet the Liability from the Employee, that such funds to meet the Liability shall be paid to the Collector of Taxes or other relevant taxation authority by the Employer on the Participant’s behalf within 14 days of the end of the income tax month in which the gain on the Option was made (“the 14 day period”) and for the purposes of securing payment of the Liability the Participant will on the occurrence of a Trigger Event:
(a)	pay to the Employer a cash amount equal to the Liability; and/or

(b)	suffer a deduction from salary or other remuneration due to the Participant such deduction being in an amount not exceeding the Liability; and/or

(c)	at the request of the Company enter into such arrangement or arrangements necessary or expedient with such person or persons (including the appointment of a nominee on behalf of the Participant) to effect the sale of Shares acquired through the exercise of the Option to cover all or any part of the Liability and use the proceeds to pay the Employer a cash amount equal to the Liability.
3.2	The Participant hereby irrevocably appoints the Company and the Employer as his attorney with full power in his name to execute or sign any document and do any other thing which the Company or the Employer may consider desirable for the purpose of giving effect to the Participant satisfying the Liability under clause 3.1 and satisfying any penalties and interest under clause 3.4. The Participant further agrees to ratify and confirm whatever the Company and the Employer may lawfully do as his attorney. In particular, the Employer and/or the Company will have the right to enter into such an arrangement (as envisaged by clause 3.1(c)) on the Participant’s behalf to sell sufficient of the Shares issued or transferred to the Participant on the exercise of the

Option to meet the Liability pursuant to clause 3.1 and any penalty or interest arising under clause 3.4.
3.3	The Employer shall pass all monies it has collected from the Participant in respect of the Liability to the Collector of Taxes by no later than 14 days after the end of the income tax month in which the Trigger Event occurred. The Employer shall be responsible for any penalties or interest that may arise in respect of the Liability from any failure on its part after it has collected any monies from the Participant to pass the Liability to the Collector of Taxes within the said 14 days period.
3.4	If the Participant has failed to pay all or part of the Liability to the Employer within the 14 day period the Participant hereby indemnifies the Employer against such penalties or interest that the Employer would have to pay in respect of the late payment of all or part of the Liability to the Collector of Taxes.
4.	TERMINATION OF JOINT ELECTION
4.1	This Joint Election shall cease to have effect on the occurrence of any of the following:
(a)	if the terms of this Joint Election are satisfied in the reasonable opinion of the Company, the Employer and the Participant;

(b)	if the Company, the Employer and the Participant jointly agree in writing to revoke this Joint Election;

(c)	if the Inland Revenue withdraws approval of this Joint Election so far as it relates to share options covered by the Joint Election but not yet granted;

(d)	if the Options lapse or no Option is otherwise capable of being exercised pursuant to the Plan; and/or

(e)	if the Company and/or the Employer serve notice on the Participant that the Joint Election is to cease to have effect.
5. FURTHER ASSURANCE
5.1	The Company, Employer and the Participant shall do all such things and execute all such documents as may be necessary or desirable to ensure that this Joint Election complies with all relevant legislation and/or Inland Revenue requirements.
5.2	The Participant shall notify the Employer in writing of any Trigger Event which occurs in relation to an Option within three days of such Trigger Event.
5.3	The Company intends, as soon as practicable, to notify the Employer of the Participant’s intention of exercising an Option and shall provide the Employer with such information available to the Company to enable the Employer to calculate the Liability arising on the Trigger Event.
6.	SECONDARY CONTRIBUTOR

The Employer enters into this Joint Election on its own behalf and on behalf of the Company, or, if and to the extent that there is a change in law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of an Option. It is agreed that the Employer can enforce the terms of this Joint Election against the Participant on behalf of any such company.

7.	BINDING EFFECT
7.1	The Participant agrees to be bound by the terms of this Joint Election and for the avoidance of doubt the Participant shall continue to be bound by the terms of this Joint Election regardless of which country the Participant is working in when the Liability arises and regardless of whether the Participant is an employee of the Employer when the Liability arises.
7.2	The Employer and the Company agree to be bound by the terms of this Joint Election and for the avoidance of doubt the Employer and Company shall continue to be bound by the terms of this Joint Election regardless of which country the Participant is working in when the Liability arises and regardless of whether the Participant is an employee of the Employer when the Liability arises.
8. GOVERNING LAW
8.1	This Joint Election shall be governed by and construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts to settle any claims, disputes or issues which may arise out of this deed.

This Joint Election has been executed and delivered as a deed on the date written above.
SIGNED as a Deed

By

«Name1»
in the presence of:
Witness signature:

Name:

Address:

Occupation:

SIGNED as a DEED
by SILICON IMAGE UK LIMITED
acting by:

Robert Freeman
Director

Steve Tirado
Director
SIGNED as a DEED
By SILICON IMAGE, INC.
acting by the under-mentioned
person(s) acting on the authority
of the Company in accordance
with the laws of the territory of
its incorporation:

Name:
Corporate Secretary

Steve Tirado
President and CEO